       As filed with the Securities and Exchange Commission on July 1, 1998
                                                   Registration No. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                        -------------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                        -------------------------------------

                                    SUPERGEN, INC.
                (Exact name of registrant as specified in its charter)

       DELAWARE                                      91-1841574
       --------                                      ----------
(State of incorporation)              (I.R.S. Employer Identification No.)

                             Two Annabel Lane, Suite 220
                             San Ramon, California 94583
                       (Address of principal executive offices)

                        -------------------------------------

                               1993 STOCK OPTION PLAN
                         1998 EMPLOYEE STOCK PURCHASE PLAN
                             (Full Titles of the Plans)

                        -------------------------------------

                                   Joseph Rubinfeld
                                    SuperGen, Inc.
                             Two Annabel Lane, Suite 220
                             San Ramon, California 94583
                       (Name and address of agent for service)

                                    (925) 327-0200
            (Telephone number, including area code, of agent for service)

                        -------------------------------------

                                      Copies to:
                                  JOHN V. ROOS, ESQ.
                           WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation
                                  650 Page Mill Road
                             Palo Alto, California 94304

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   Title of                 Amount            Proposed              Proposed          Amount of
Securities to               to be          Maximum Offering     Maximum Aggregate    Registration
be Registered            Registered(1)    Price Per Share(2)     Offering Price(2)       Fee
Common Stock,
$.001 par value            850,000          $10.4375              $8,871,875.00        $2,617.21


(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1993 Stock Option Plan, as amended (the "1993 Plan"), also relates to 2,500,000 shares previously registered under Form S-8 Registration No. 333-07295. The shares to be registered include 750,000 shares under the 1993 Plan and 100,000 shares under the Registrant's 1998 Employee Stock Purchase Plan.

(2) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on June 29, 1998, which average was $10.4375.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1997, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13 of the Exchange Act.

     (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 18, 1996 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company has adopted provisions in its current Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Company for monetary damages to the fullest extent permissible under Delaware law; and (ii) authorize the company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. The Company's Certificate of Incorporation also includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, the Bylaws of the Company provide that it will be required to indemnify its officers and directors to the maximum extent and in the manner permitted by the Delaware General Corporation Law.

     The Company has entered into separate indemnification agreements with each of its officers, directors and key employees that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them, as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     At present, the Company is not aware of any pending litigation involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

   Exhibit
   Number
  --------
     4.1  1993 Stock Option Plan, as amended.
     4.2* Form of Stock Option Agreement for use under the 1993 Stock Option
          Plan.
     4.3 1998 Employee Stock Purchase Plan with attached form of Subscription Agreement and Notice of Withdrawal.
     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered
     23.1 Consent of Ernst & Young LLP, Independent Auditors.
     23.2 Consent of Counsel (contained in Exhibit 5.1)
     24.1 Power of Attorney (see Page II-4)



* Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 13, 1997.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on July 1, 1998.


                                   SUPERGEN, INC.


                                   By:  /s/ Joseph Rubinfeld
                                       -----------------------------------------
                                        Joseph Rubinfeld, Ph.D., Chief Executive
                                        Officer, President and Director





                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Rubinfeld his true and lawful attorney and agent, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                          TITLE                  DATE

/s/ Joseph Rubinfeld
------------------------    Chief Executive Officer,          July 1, 1998
(Joseph Rubinfeld)          President and Director
                            (principal executive officer
                            and principal financial and
                            accounting officer)

/s/ Denis Burger
------------------------    Director                          July 1, 1998
(Denis Burger)



------------------------    Director                          ______, 1998
(Lawrence J. Ellison)


/s/ J. Gregory Swendsen
------------------------    Director                          July 1, 1998
(J. Gregory Swendsen)


/s/ Julius A. Vida
------------------------    Director                          July 1, 1998
(Julius A. Vida)



------------------------    Director                          ______, 1998
(Daniel Zurr)

                                    SUPERGEN, INC.

                          REGISTRATION STATEMENT ON FORM S-8

                                  INDEX TO EXHIBITS


     Exhibit
     Number             Description


     4.1  1993 Stock Option Plan, as amended.

     4.2* Form of Stock Option Agreement for use under the 1993 Stock Option
          Plan.

     4.3 1998 Employee Stock Purchase Plan with attached form of Subscription Agreement and Notice of Withdrawal.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

     23.1 Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Counsel (contained in Exhibit 5.1).

     24.1 Power of Attorney (see Page II-4).


------------------
* Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 13, 1997.